Exhibit 10.1

Authentidate Holding Corp.

2225 Centennial Drive

Gainesville, GA 30504

September 6, 2017

David C. Goldberg

Re:	Offer of Employment by Authentidate Holding Corp.

Dear David:

I am very pleased to confirm our offer to you of employment with Authentidate Holding Corp., a Delaware corporation (the “Company”), for the position of Chief Operating Officer, reporting to the Company’s Chief Executive Officer and its Board of Directors (the “Board”). The commencement of your employment (the “Start Date”) will be as of September 11, 2017. Throughout this employment offer letter (the “Employment Letter”), the terms “you” or “Employee” shall refer to David C. Goldberg. The terms of our offer are as follows:

1. Employment. Subject to and upon the terms and conditions of this Employment Letter, the Company hereby agrees to employ you, and you hereby accept such employment as Chief Operating Officer of the Company. Your position includes acting as an officer and/or director of any of the Company’s subsidiaries as determined by the Board.

2. Duties. During the term of your employment with the Company, and subject to the direction and control of the Chief Executive Officer of the Company and the Board, you shall report directly to the Chief Executive Officer and the Board and shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with your executive position or as may be reasonably assigned or delegated to you from time to time by the Chief Executive Officer, consistent with your position as Chief Operating Officer. In general, Employee shall perform, in conjunction with the Company’s executive management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation): (i) those duties attendant to the executive position with the Company for which he was hired or appointed; (ii) managing sales, business development, marketing, communications, human resources, and user operations; (iii) participate with executive management and the Board in the planning and execution of the Company’s business plan; (iv) assist in the planning and negotiations of all acquisitions and dispositions of business units; (v) advise executive management and the Board with respect to operational risks and evaluating capital needs for the Company; (vi) provide advice to the executive management team and the Board in developing strategic goals for the Company; (vii) assisting the Board in execution of its oversight role; (viii) work to develop the Company’s relationships and profile with relevant industry participants; (ix) review and enhance, where necessary, operational policies and procedures; (x) evaluate and advise on the impact of long range planning, new programs and strategies, and regulatory initiatives; and (xi) assist in developing and providing analyses concerning budgeting and financial reporting matters. Employee understands and agrees that the Company is a rapidly growing and changing organization and the precise nature of the work Employee will do for the Company as Chief Operating Officer may be adjusted from time to time but, in any event, Employee’s duties and responsibilities always will be at least commensurate with those duties and responsibilities normally associated with and appropriate for someone in the position of Chief Operating Officer.

During the Term (as defined in Section 9 of this Employment Letter), you agree to devote your full business time and attention to the affairs of the Company and, to the extent necessary to discharge the responsibilities assigned hereunder, use your best efforts in the performance of your duties for the Company and any subsidiary of the Company. During the Term, you may, so long as it does not materially interfere with your duties hereunder: (i) subject to Section 7 hereof and the terms of the Assignment and Confidentiality Agreement (defined below), serve on the board of directors (or equivalent bodies) of civic, non-profit, or charitable organizations or entities unaffiliated with the Company, (ii) deliver lectures or otherwise participate in speaking engagements, and (iii) manage your personal investments and affairs. During the Term, the Board and/or the Management Resources and Compensation Committee (the “Compensation Committee”), in conjunction with the Chief Executive Officer, will perform quarterly reviews of Employee’s performance hereunder.

Employee shall be based at the Company’s offices located in Gainesville, Georgia and such other locations as may be requested by the Chief Executive Officer. Employee shall also undertake regular travel to any of the Company’s other offices, and such other travel within or outside the United States as is or may be reasonably necessary in the interests of the Company. All such travel shall be at the sole cost and expense of the Company, and all airplane travel shall be business or economy class, or otherwise fully reimbursed at cost, to the extent that such reimbursements do not exceed the approximate equivalent published fare for business class. Other expenses shall be reimbursed in accordance with the Company’s policies for executive travel.

3. Base Salary.

(a)       During the Term of your employment with the Company, Employee shall be compensated initially at the rate of $120,000.00 per annum, subject to such increases, if any, as determined by the Board, or if the Board so designates, the Compensation Committee, , in its discretion, upon the commencement of each of the Company’s fiscal years during the Term of your employment with the Company (the “Base Salary”). Notwithstanding the foregoing, however, provided that the Employee remains continuously employed by the Company hereunder, the Base Salary shall be increased as follows: (i) commencing on the first anniversary of the Start Date, the Base Salary payable to Employee shall be increased to the rate of $160,000.00 per annum and (ii) commencing on the second anniversary of the Start Date, the Base Salary payable to Employee shall be increased to the rate of $200,000.00 per annum. Base Salary shall be paid to the Employee in accordance with the Company’s regular executive payroll periods. The Company shall deduct from Employee’s compensation all federal, state, and local taxes which it may now or hereafter be required to deduct.

(b)        Notwithstanding any other provisions in this Employment Letter to the contrary, the Employee agrees and acknowledges that any incentive-based compensation, or any other compensation, paid or payable to Employee pursuant to this Employment Letter or any other agreement or arrangement with the Company which is subject to recoupment or clawback under any applicable law, government regulation, or stock exchange listing requirement, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and such regulations as may be promulgated thereunder by the Securities and Exchange Commission, will be subject to such deductions and clawback (recovery) as may be required to be made pursuant to applicable law, government regulation, stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, government regulation, or stock exchange listing requirement. This section shall survive the termination of your employment for a period of three (3) years.

4. Bonus. Employee will be eligible for a cash bonus or grant of equity awards under the Company’s 2011 Omnibus Equity Incentive Plan (the “Plan”) or any successor employee compensation plan subsequently adopted by the Board and approved by the shareholders of the Company, as may be determined by the Compensation Committee, in its sole discretion, and aligned with the Company’s practices and policies. Whether you receive a bonus or an equity awards under the Plan for any given fiscal year, and the amount, terms and conditions of any such bonus or award, will be determined by the Board (or the Compensation Committee) in its sole discretion based upon its assessment of the Company’s achievement of performance conditions (to be set by the Board or the Compensation Committee) during the applicable fiscal year, subject to the discretion of the Board or the Compensation Committee to decrease the amount of such bonus based on its assessment of your individual performance. In order to earn an annual bonus for any given fiscal year, you must remain continuously employed by the Company through the date that the bonus is paid. Any bonus awarded to you will be subject to standard payroll deductions and withholdings.

5. Benefits. The Company shall reimburse Employee, upon presentation of the Company’s standard expense report accompanied by appropriate vouchers and other suitable documentation, for all reasonable and appropriate expenses incurred by Employee for business-related purposes, including business-related travel, incurred by Employee on behalf of the Company, provided such expenditure is consistent with Company policy. The Company shall provide Employee with reasonable living and automobile accommodations in the Gainesville, Georgia vicinity for such times that Employee is working at the Company’s current headquarters. The Company shall also reimburse Employee for roundtrip airfare (business or economy class) between Atlanta, GA and either New York, NY or Boston, MA for a maximum of ten (10) instances during every six (6) months of employment. Additionally, during the Term, the Company shall provide Employee with the following additional benefits, as such benefits may change from time to time: (i) group health care and insurance benefits as generally made available to the Company’s senior management and (ii) such other benefits (including insurance related benefits, holiday, sick leave, personal days, etc.) obtained by the Company or made generally available to the Company’s senior management. The Company may evaluate further insurance coverages for the Employee, including accidental death and dismemberment insurance and “key man” life insurance. In the event the Company wishes to obtain such additional insurance on the Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

6. Confidentiality. As an employee of the Company, you will have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, you will need to sign and return to the Company the Company’s standard Employee Invention Assignment and Confidentiality Agreement in the form attached hereto as Exhibit A (the “Assignment and Confidentiality Agreement”) as a condition of your employment. We hereby direct you not to bring with you any confidential or proprietary material of any former employer or to violate any other obligations you may have to any former employer.

7. Covenants.

(a)       Prior to the Start Date, you will have disclosed to the Company in writing any other gainful employment, business or activity that you are currently associated with or participate in that competes, directly or indirectly, with the Company. In addition to the obligations specified in the Assignment and Confidentiality Agreement, you agree that, during your employment with the Company and for a period of one (1) year following any termination of such employment, you will not engage in, or have any direct or indirect interest in, or become associated with or enter into any firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, partner or otherwise) that is otherwise engaged in the same or similar business as the Company in competition with the Company, or which the Company was in the process of developing during the term of Employee’s employment with the Company and such development is based on actual or demonstrative anticipated research. Similarly, you will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. Notwithstanding the foregoing, the ownership by Employee of less than two percent (2%) of the shares of any publicly held corporation shall not violate the provisions of this Section 7.

(b)       You represent that your signing of this Employment Letter and the Company’s Employee Invention Assignment and Confidentiality Agreement, and your commencement of employment with the Company, will not violate any agreement currently in place between yourself and current or past employers, that you have full authority to accept employment hereunder and are not subject to any restriction with respect to the commencement of such work from any prior employer or otherwise. You agree that if any prior employer of yours actually restrains or limits your employment, it shall be deemed to qualify as “Cause” under this Employment Letter. As a Company employee, you will be expected to abide by Company rules and regulations. You will be specifically required to sign an acknowledgement that you have read and understand the Company rules of conduct which will be included in an Employee Handbook which the Company will distribute to you on your date of hire.

(c)        Further, you agree, other than with regard to the good faith performance of your duties for the Company while employed by the Company, both during and for five (5) years after your employment with the Company terminates, not to knowingly disparage the Company or its officers, directors, employees or agents in any manner likely to be harmful to it or them or its or their business, business reputation or personal reputation. This paragraph shall not be violated by statements by you that are truthful, complete and made in good faith in required response to legal process or governmental inquiry. You also agree that any breach of this non-disparagement provision by you shall be deemed a material breach of this letter.

(d)        Employee hereby acknowledges that the covenants and agreements contained in this Section 7 are reasonable and valid in all respects and that the Company is extending you the offer of employment described herein on such acknowledgement. If Employee breaches, or threatens to commit a breach, of any of these covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity: (a) the right and remedy to have the covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; (b) the right and remedy to require Employee to account for and pay over to the Company such damages as are recoverable at law as the result of any transactions constituting a breach of any of the covenants; (c) if any court determines that any of the covenants, or any part thereof, is invalid or unenforceable, the remainder of the covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions; and (d) if any court construes any of the covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. The parties intend to and hereby confer jurisdiction to enforce the covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more such jurisdictions hold the covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other jurisdiction, within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdiction such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

8. Equity.

(a)       RSU Grant. Subject to the approval of the Compensation Committee or the Board, you will be granted, under the Company’s 2011 Omnibus Equity Incentive Plan (the “Plan”), an award of restricted stock units (the “Initial RSUs”) with a grant date value of $50,000.00, based on the fair market value of the Company’s Common Stock on the grant date, as determined in accordance with the Plan. The Initial RSUs shall be subject to the terms and conditions of the Plan and vest on February 10, 2019, provided that Employee shall continuously remain in the employment of the Company during the Term, up to and including the vesting date.

(b)       Option Grant. Subject to the approval of the Compensation Committee or the Board, you will be granted an award of stock options to purchase an aggregate of 25,000 shares of the Company’s Common Stock (the “Options”), subject to the terms and conditions of the Plan and the terms and conditions set forth in the Stock Option Agreement which are incorporated herein by reference. The exercise price of the Options shall be equal to the greater of $2.00 per share or the “Fair Market Value” on the date of grant, as determined under the Plan. The Options shall be exercisable for a term of ten years from the date of grant and shall contain such other terms and conditions as set forth in the Stock Option Agreement. The Options shall terminate as provided in the Plan, unless otherwise modified by a written agreement signed by a duly authorized representative of the Company. Unless otherwise determined by the Compensation Committee or Board, it is anticipated that the Options granted hereunder shall be subject to time-based vesting conditions such that as long as Employee is an employee of the Company on each vesting date, the Options shall vest as follows: (i) Options to purchase 8,334 shares shall vest on the 12 month anniversary of the grant date, (ii) Options to purchase 8,333 shares shall vest on the 24 month anniversary of the grant date, and (iii) Options to purchase 8,333 shares shall vest on the 36 month anniversary of the grant date. Notwithstanding the foregoing, however, Employee agrees that he shall not be entitled to exercise any of the Options prior to October 1, 2019.

(c)         In the event of a termination of Employee’s employment with the Company, the following will apply with respect to the Options: (i) if the termination is for “cause” (as defined in the Plan), then all of the Options granted as of the effective date of the termination of Employee’s employment with the Company shall terminate immediately and be null and void; and (ii) if the termination is due to any other reason, the Employee’s (or his estate’s or legal representative’s) right to purchase shares of Common Stock of the Company pursuant to the Options, solely to the extent such Options are vested as of the effective date of the termination of Employee’s employment with the Company, shall remain exercisable in accordance with the Plan, but in no event after the expiration of the exercise period specified in the Options.

(d)        Subsequent Grants. During your employment with the Company, you will be eligible to be granted additional annual equity awards under the Plan (or any successor equity incentive plan subsequently adopted by the Board and approved by the shareholders of the Company) in the discretion of the Compensation Committee or the Board. The grant date value of any such additional awards shall be determined in the discretion of the Board or Compensation Committee after taking into account the Company’s and your performance and other relevant factors and any such awards may include such vesting conditions and other terms and conditions as determined by the Compensation Committee or the Board.

9. Term of Employment. Employee’s employment hereunder is expressly agreed to be on an “at-will” basis and accordingly, his employment with the Company can be terminated by either party for no reason or for any reason, and with or without notice. Nothing in this Employment Letter is intended to alter Employee’s at-will employment status or obligate the Company to continue to employ Employee for any specific period of time, or in any specific role or geographic location. As used in this Employment Letter, the word “Term” shall mean the period of time commencing on the Start Date and ending on the date that your employment is terminated.

10. Effect of Termination. Upon termination of Employee’s employment, the Company shall pay to the Employee any Accrued Compensation (defined below), which shall be paid on the first regular pay date after the effective date of the termination of Employee’s employment with the Company (or earlier, if required by applicable law). Further, upon the termination of Employee’s employment for any reason, Employee will be deemed to have resigned from all officer and/or director positions held at the Company and its subsidiaries and affiliates voluntarily, without any further required action by Employee, as of the end of Employee’s employment and Employee, at the Company’s request, will execute any documents reasonably necessary to reflect Employee’s resignation. As used herein, the term “Accrued Compensation” means all amounts earned or accrued through the effective date of the termination of Employee’s employment with the Company, but not paid as of such date, including (i) Base Salary, (ii) reimbursement for business expenses incurred by the Employee on behalf of the Company, pursuant to the Company’s expense reimbursement policy in effect at such time, (iii) any expense allowance, and (iv) bonuses and incentive compensation earned and awarded prior to the date of termination of Employee’s employment with the Company.

11. IRC 409A. This Employment Letter is intended to comply with the short-term deferral rule under Treasury Regulation Section 1.409A-1(b)(4) and be exempt from Section 409A of the Code, and shall be construed and interpreted in accordance with such intent, provided that, if any severance provided at any time hereunder involves non-qualified deferred compensation within the meaning of Section 409A of the Code, it is intended to comply with the applicable rules with regard thereto and shall be interpreted accordingly. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Employment Letter providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “nonqualified deferred compensation” under Section 409A of the Code unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Employment Letter, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If you are deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment that is considered non-qualified deferred compensation under Section 409A of the Code payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (A) the date that is immediately following the expiration of the six (6)-month period measured from the date of such “separation from service” of you, and (B) the date of your death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this paragraph (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to you in a lump sum, and any remaining payments and benefits due under this Employment Letter shall be paid or provided in accordance with the normal payment dates specified for them herein. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A of the Code, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated without regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of your taxable year following the taxable year in which the expense occurred. For purposes of Section 409A of the Code, your right to receive any installment payments pursuant to this Employment Letter shall be treated as a right to receive a series of separate and distinct payments. In no event may you, directly or indirectly, designate the calendar year of any payment to be made under the Employment Letter that is considered non-qualified deferred compensation. In the event the time period for considering any release and it becoming effective as a condition of receiving severance shall overlap two calendar years, no amount of such severance shall be paid in the earlier calendar year.

12. Background Check. You represent that all information provided to the Company or its agents with regard to your background is true and correct.

13. Arbitration and Indemnification.

(a)       Any dispute arising out of the interpretation, application, and/or performance of this Employment Letter, except for any claim, breach, or violation arising under Section 7 of this Employment Letter or under the Assignment and Confidentiality Agreement, shall be settled through final and binding arbitration before a single arbitrator in the State of Georgia in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the American Arbitration Association and shall be an attorney-at-law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

(b)       The Company hereby agrees to indemnify, defend, and hold harmless the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, to the fullest extent permitted by law. The Company shall maintain such insurance as is necessary and reasonable (with minimum coverage of not less than $5,000,000) to protect the Employee from any and all claims arising from or in connection with his employment by the Company during the term of Employee’s employment with the Company and for a period of six (6) years after the date of termination of employment for any reason. The provisions of this section are in addition to and not in lieu of any indemnification, defense or other benefit to which Employee may be entitled by statute, regulation, common law or otherwise.

14. Severability; Benefit of Agreement. If any provision of this Employment Letter shall be held invalid and unenforceable, the remainder of this Employment Letter shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances. This Employment Letter shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

15. Entire Agreement. This Employment Letter and the documents referred to herein, including the Assignment and Confidentiality Agreement, constitute the entire agreement and understanding of the parties with respect to the subject matter of this offer, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. The terms set forth herein may not be amended or changed (except with respect to such terms reserved to the discretion of the Company) except in a writing signed by you and a duly authorized officer of the Company. No waiver of any of the provisions of this Employment Letter shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist upon strict compliance with any of the terms and conditions of this Employment Letter shall not be deemed a waiver of any such terms or conditions and the waiver by either party of any breach or violation of any provision of this Employment Letter shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

16. Notice. For the purposes of this Employment Letter, notices and all other communications provided for in the Employment Letter shall be in writing and shall be deemed to have been duly given when (a) personally delivered or (b) sent by (i) a nationally recognized overnight courier service or (ii) certified mail, return receipt requested, postage prepaid and in each case addressed to the respective addresses as set forth below or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. All notices and communications shall be deemed to have been received on (A) if delivered by personal service, the date of delivery thereof; (B) if delivered by a nationally recognized overnight courier service, on the first business day following deposit with such courier service; or (C) on the third business day after the mailing thereof via certified mail. Notwithstanding the foregoing, any notice of change of address shall be effective only upon receipt. The current addresses of the parties are as follows:

If to the Company:	If to the Employee:
Authentidate Holding Corp. 2225 Centennial Drive Gainesville, GA 30504 Attention: Chief Executive Officer	David C. Goldberg

With a copy to:	With a copy to:
Michael A. Goldstein, Esq. Becker & Poliakoff, LLP 45 Broadway, 8th Floor New York, NY 10006

17. Governing Law; Jurisdiction. The rights and obligations under this offer letter will be governed by and interpreted, construed and enforced in accordance with the laws of the State of Georgia without regard to its or any other jurisdiction’s conflicts of laws principles. Any or all actions or proceedings which may be brought by the Company or Employee under this Employment Letter shall be brought in courts having a situs within the State of Georgia, and Employee and the Company each hereby consent to the jurisdiction of any local, state, or federal court located within the State of Georgia.

18. Eligibility to Work in the United States. In order for the Company to comply with United States law, we ask that on your Start Date you provide us with appropriate documentation to verify your authorization to work in the United States. The Company may not employ anyone who cannot provide documentation showing that they are legally authorized to work in the United States.

19. Interpretation and Independent Representation. The parties agree that they have both had the opportunity to review and negotiate this Employment Letter, and that any inconsistency or dispute related to the interpretation of any of the provisions of this Employment Letter shall not be construed against either party. The headings used in this Employment Letter are for convenience only and are not to be considered in construing or interpreting this Employment Letter. The Employee has been advised and had the opportunity to consult with an attorney or other advisor prior to executing this Employment Letter. The Employee understands, confirms and agrees that counsel to the Company (Becker & Poliakoff, LLP) has not acted and is not acting as counsel to the Employee and that Employee has not relied upon any legal advice except as provided by its own counsel.

20. Execution. This Employment Letter may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Signature Page Follows.

We look forward to the opportunity to work with you.

Very truly yours,

AUTHENTIDATE HOLDING CORP.

/s/ Hanif A. Roshan
Hanif A. Roshan
Chairman of the Board of Directors

I have read and understood this Employment Letter and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ David C. Goldberg	Date signed:	September , 2017
David C. Goldberg

Attachments:

Exhibit A	Employee Invention Assignment and Confidentiality Agreement

Exhibit A

EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

In consideration of, and as a condition of my employment with Authentidate Holding Corp., a Delaware corporation (the “Company”), I, David C. Goldberg (also referred to as the “Employee”) hereby represent to, and agree with the Company as follows:

1. Purpose of Agreement. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its “Proprietary Information” (as defined in Section 6 below), its rights in “Inventions” (as defined in Section 2 below) and in all related intellectual property rights. I acknowledge and agree that in the course of my employment with the Company, I may gain access to certain confidential information, inventions, works of authorship, and other types of proprietary subject matter that comprise valuable, special and unique assets of the Company’s business, and that access to the foregoing is granted to me only for the purpose of enabling me to perform my duties for the Company. I agree that the Company has an identifiable interest in protecting its rights and ownership of the foregoing, as well as all intellectual property rights associated therewith (including, without limitation, its patents, copyrights, trademarks, and trade secrets). Accordingly, I am entering into this Employee Invention Assignment and Confidentiality Agreement (this “Agreement”) as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

2. Disclosure of Inventions. Without further compensation, I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not patentable, copyrightable or protectable as trade secrets (the “Inventions”).

3. Work for Hire; Assignment of Inventions. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are “works for hire” under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company’s business or actual or demonstrably anticipated research and development (the “Assigned Inventions”), will be the sole and exclusive property of the Company. I hereby irrevocably assign, and agree to assign, the Assigned Inventions to the Company. I understand that this assignment is intended to, and does, extend to subject matters currently in existence, those in development, as well as those which have not yet been created. Attached hereto as Schedule A is a list describing all inventions, original works of authorship, developments and trade secrets which were made by me prior to the date of this Agreement, which belong to me and which are not assigned to the Company (“Prior Inventions”). If no such list is attached, I agree that it is because no such Prior Inventions exist. I acknowledge and agree that if I use any of my Prior Inventions in the scope of my employment, or include them in any product or service of the Company, I hereby grant to the Company a perpetual, irrevocable, nonexclusive, world-wide, royalty-free license to use, disclose, make, sell, copy, distribute, modify and create works based on, perform or display such Prior Inventions and to sublicense third parties with the same rights.

4. Assignment of Other Rights. In addition to the foregoing assignment of Assigned Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights, including but not limited to rights in databases, in any Assigned Inventions, along with any registrations of or applications to register such rights; and (ii) any and all “Moral Rights” (as defined below) that I may have in or with respect to any Assigned Inventions. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Assigned Inventions, even after termination of my work on behalf of the Company. “Moral Rights” mean any rights to claim authorship of or credit on an Assigned Inventions, to object to or prevent the modification or destruction of any Assigned Inventions or Prior Inventions licensed to Company hereunder, or to withdraw from circulation or control the publication or distribution of any Assigned Inventions or Prior Inventions licensed to Company hereunder, and any similar right, existing under judicial or statutory law of any country or subdivision thereof in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

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5. Assistance/Power to Act. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company’s Assigned Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company’s request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

6. Proprietary Information. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company or a third party that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence, whether disclosed in writing, orally or visually by drawings or observation of parts or equipment (the “Proprietary Information”). Such Proprietary Information includes, but is not limited to, Assigned Inventions, trade secrets as well as other proprietary knowledge, information, know-how, non-public intellectual property rights including unpublished or pending patent applications and all related patent rights, manufacturing techniques, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and developments, whether or not patentable and whether or not copyrightable. For example and without limitation, Proprietary Information may include information I learn about or develop in connection with my employment with the Company, such as: (i) information regarding internet and software based document authentication services and telehealth products and services including product information, features, roadmaps, plans, specifications, mechanics, designs, costs and revenue; (ii) techniques and methods for developing or improving the foregoing products and services; (iii) measurement techniques utilized to increase monetization and analyze performance metrics; (iv) customer lists and data, (v) non-public trademarks or domain names; (vi) non-public business and financial information, which may include revenues, profits, margins, forecasts, budgets and other financial data; (vii) marketing and advertising plans, strategies, tactics, budgets and studies; (viii) business and operations strategies; (ix) the identities of the key decision makers at the Company’s vendors, suppliers, or other business partners; (x) the particular needs and preferences of the Company’s suppliers, platform providers and business partners, and the Company’s approaches and strategies for satisfying those needs and preferences; (xi) contracts, credit procedures and terms; (xii) research and development plans; (xiii) software developed or licensed by Company; (xiv) hardware and hardware configurations; (xv) employment and personnel information (including, without limitation, the names, addresses, compensation, specific capabilities, training information, job assignments and performance evaluations of Company personnel); (xvi) information relating proposed or ongoing acquisitions or takeovers by or on behalf of the Company; and (xvii) other know-how. The foregoing are only examples of Proprietary Information and information not specifically identified herein may also constitute Proprietary Information. Further, Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party. The Employee acknowledges that Proprietary Information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company.

7. Exceptions to Proprietary Information. Notwithstanding the definition set forth in Section 6, Proprietary Information does not include information that I can show by competent proof: (a) was generally known to the relevant public at the time of disclosure, or became generally known after disclosure to me other than through disclosure, directly or indirectly, by Employee; (b) was lawfully received by me from a third party without breach of any confidentiality obligation; (c) was known to me prior to receipt from the Company or (d) was independently developed by me without breach of any obligation of confidentiality or non-use.

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8. Confidentiality. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust. I will not use, disclose, copy, reverse-engineer, distribute, gain unauthorized access or misappropriate any Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature or form, in my possession, custody or control, pertaining to my work with the Company and, upon Company request, will execute a document confirming my agreement to honor my responsibilities contained in this Agreement. I will not take with me or retain any documents or materials or copies thereof containing any Proprietary Information.

Notwithstanding my confidentiality obligations, I am permitted to disclose Proprietary Information that is required to be disclosed by me pursuant to judicial order or other legal mandate, provided that I have given the Company prompt notice of the disclosure requirement, and that I fully cooperate with any efforts by the Company to obtain and comply with any protective order imposed on such disclosure. If Employee is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any Proprietary Information, Employee shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. Notwithstanding the foregoing, Employee understands that nothing contained in this Agreement limits Employee’s ability from reporting possible violations of federal law or regulation to any federal, state or local governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, or any agency Inspector General (“Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies.

9. No Breach of Prior Agreement. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents, materials, trade secrets or other intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company, unless consented to in writing by such former employer or third party.

10. Duty Not to Compete. I understand that my employment with the Company requires my undivided attention and effort. As a result, during my employment, I will not, without the Company’s express written consent, engage in any other employment or business, or otherwise enter into or become associated with in any capacity, any business that (i) directly competes with the current or future business of the Company; (ii) uses any Company information, equipment, supplies, facilities or materials; or (iii) otherwise conflicts with the Company’s business interest and causes a disruption of its operations. Notwithstanding the foregoing, the ownership by Employee of less than two percent of the shares of any publicly held corporation shall not violate the provisions of this Section 10.

11. Non-Solicitation Covenants. During my employment with the Company and for a period of one (1) year thereafter, I will not directly or indirectly solicit away, induce, encourage or participate in the foregoing, any employee or consultant of the Company who was a consultant or employee of the Company within one year of the termination date of my employment, to terminate his or her relationship with the Company, whether for my own benefit or for the benefit of any other person or entity. In addition, during and after the termination of my employment with the Company and for a period of twelve (12) months thereafter, I will not directly or indirectly solicit, induce or attempt to induce, or otherwise take away, diminish or adversely alter their relationship with the Company, any customers, business partners or suppliers of the Company that were customers, business partners, or suppliers of the Company during the tenure of my employment or that were in the Company’s business development pipeline during the twelve (12) month period ending on the termination of my employment.

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12. Savings Clause. I agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by the Company’s legitimate business interests, including without limitation the need to protect the Company’s Proprietary Information and the goodwill of its customers. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, including the duration or scope of any non-competition restriction, such court or arbitrator shall have the power to reduce the duration or scope of such provision and, as revised, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

13. Notification. I hereby authorize the Company to notify third parties, including, without limitation, customers and actual or potential employers, of the terms of this Agreement and my responsibilities hereunder.

14. Injunctive Relief. I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to the Company and the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach or threatened breach of this Agreement.

15. Return of Property. I agree that when I leave the employ of the Company for any reason, or at any time at the Company’s request, that I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Assigned Inventions or Proprietary Information of the Company, as well as any other Company property, including without limitation, passwords  to access equipment and data, including any and all encryption keys, certificates, or other authorization keys, codes or devices needed to allow complete and unfettered access to all administrative system functions and all data contained in or on  the devices provided to me by, or owned, licensed or leased by, the Company. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement if requested to do so by the Company.

16. Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to its laws pertaining to conflict of laws. I hereby expressly consent to the personal jurisdiction and venue of the state and federal courts located in the State of Georgia for any lawsuit filed there against me by Company arising from or related to this Agreement.

17. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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18. Entire Agreement; Amendments and Waivers. This Agreement, along with the Employment Letter entered into by the Company and Employee, and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. This Agreement may be amended only by a written agreement executed by Employee and a duly authorized officer of the Company. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by or on behalf of the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

19. Miscellaneous. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company. The provisions of this Agreement shall survive the termination of my employment with the Company, regardless of the reason. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

20. Not an Employment Agreement. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an “at will” employee of the Company and that my employment can be terminated at any time, with or without notice and with or without cause, for any reason or for no reason, by either the Company or myself. I acknowledge that any statements or representations to the contrary are ineffective, unless put into a writing signed by the Company. I further acknowledge that my participation in any stock option or benefit program is not to be construed as any assurance of continuing employment for any particular period of time. This Agreement shall be effective as of the first day of my employment by the Company, which is the Start Date, as defined in that certain Employment Letter dated as of September 6, 2017.

Signature page to Employee Invention Assignment and Confidentiality Agreement follows.

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I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

Authentidate Holding Corp.:		Employee:

By:	/s/ Hanif A. Roshan	/s/ David C. Goldberg
Name:	Hanif A. Roshan	Signature

Title:	Chief Executive Officer	David C. Goldberg
Name (Please Print)

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SCHEDULE A

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number of Brief Description

☐	No inventions or improvements

Signature of Employee:

Print Name of Employee:

David C. Goldberg

Date:

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